Second Quarter 2026 Earnings Conference Call 7/21/2026 HANCOCK WHITNEY Ex. 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, the impact of current and future economic conditions, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment, inflationary pressures, increasing insurance costs, fluctuations in interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the timing, benefits, costs and synergies of the merger with One Florida Bank, as well as statements regarding the potential impact of current or future business combinations on our performance and financial condition, including our ability to successfully identify acquisition targets and to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the potential impact of third-party business combinations in our footprint on our performance and financial condition, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, and the impact of artificial intelligence on our business operations, the adequacy of our internal controls over financial and non-financial reporting, the impact of changes in U.S. laws or policies, including those related to credit card interest rates, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, net interest margin trends, future expense levels, future profitability, supplemental disclosure items, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this presentation is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. ABL – Asset Based Lending ACL – Allowance for credit losses AEA – Average Earning Assets AFS – Available for sale securities Annualized – Calculated to reflect a rate based on a full year AOCI – Accumulated other comprehensive income ARM – Adjustable Rate Mortgage B – Dollars in billions Beta – repricing based on a change in market rates BOLI – Bank-owned life insurance bps – basis points Brokered Deposits – deposits obtained directly or indirectly through a deposit broker typically offering higher interest rates C&D – Construction and land development loans CD – Certificate of deposit CET1 – Common Equity Tier 1 Ratio CF – Cash flow CMBS – Commercial mortgage-backed securities CMO – Collateralized mortgage obligations CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and other supplemental disclosure items EOP – End of period EPS – Earnings per share Fed – Federal Reserve Bank FF – Federal Funds FHLB – Federal Home Loan Bank FRB-DW – Federal Reserve Bank Discount Window Free Securities – market value of unencumbered investment securities owned by the bank FTE – Full time equivalent FV – Fair Value FY – Full Year HFS – Held for sale HTM – Held to maturity securities IB – Interest-bearing ICRE – Income-producing commercial real estate ICS – Insured Cash Sweep IRR – Interest rate risk Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LOC – Line of credit LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions MMDA – Money market demand account MMDDYY – Month Day Year MSA – Metropolitan Statistical Area Munis – Municipal obligations NII – Net interest income *NIM – Net interest margin (TE) OCI – Other comprehensive income OFA – Other foreclosed assets O/N – Overnight Funds ORE – Other real estate PF – Public Funds *PPNR and *Adjusted PPNR – Pre-provision net revenue, defined as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment; adjusted PPNR is PPNR excluding supplemental disclosure items; also known as adjusted leverage P/TBVPS – Price per tangible book value per share P/2026E Core EPS – Price per 2026 estimate core earnings per share Repo – Customer repurchase agreements RMBS – Residential mortgage-backed securities ROA – Return on average assets ROTCE – Return on tangible common equity RWA – Risk Weighted Assets SBA – Small Business Administration SBIC – Small business investment company SNC – Shared national credit SOFR – Secured Overnight Financing Rate S2 – Slower growth, downside scenario *Supplemental disclosure items – certain items that are outside of our principal business and/or are not indicative of forward-looking trends; these items are presented below GAAP financial data and excluded from certain adjusted ratios and metrics TBV – Tangible book value TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) *TE – Taxable equivalent (calculated using the current statutory federal tax rate) XHYY – Half Year XQYY – Quarter Year Y-o-Y – Year over year

HWC Nasdaq Listed HNCOCK WHITNEY 4 *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings As of June 30, 2026 (Healthcare) (ABL) (Operations) (Trust) $36.3 billion in Total Assets $24.6 billion in Total Loans $29.6 billion in Total Deposits 13.18% CET1 Ratio* 9.78% TCE Ratio $6.0 billion in Market Cap Baa2 Moody’s Long-term issuer rating; stable outlook BBB S&P Long-term issuer rating; positive outlook 182 banking locations Approximately 3,700 (FTE) employees corporate-wide 226 ATMs Corporate Profile

How we do business Our Mission. Each day, we reaffirm our mission to help people achieve their financial goals and dreams. Our Purpose. We work hard to create opportunities for people and the communities we serve, our purpose for doing what we do. Our Promise to Associates. We honor and respect associates with a heartfelt promise: You can grow. You have a voice. You are important. Honor & Integrity We proudly bear a figurative badge symbolizing our steady commitment to do the right thing for the people who depend on and trust us. Strength & Stability We maintain strong capital and solid business practices to anchor the company's financial soundness and offer clients safe harbor for their hard-earned money. Commitment to Service With a steadfast pledge to five-star excellence, we strive to deliver exceptional service to our clients and communities every day. Teamwork We embrace the importance of collaboration and work together with people, communities, and each other to empower success in the hometowns we serve. Personal Responsibility Each of us carries the long-burning light of accountability that leads us to go above and beyond our best.  Our core values.

HWC Strong and Stable for More Than 125 Years Strength to manage through challenging economic environments Density in resilient deposit markets Stable, seasoned, diversified deposits; ability to organically grow deposits Near top quartile capital levels including all unrealized losses Ability to return capital through dividend increases and share repurchase program Commitment to maintaining a de-risked balance sheet Robust ACL Proven ability to proactively manage expenses Technology investments improve client experience and enhance efficiencies Exceptional, dedicated, committed team of associates

OFB 6/30/26 Results Required Approvals and Expected Closing Personnel Projected Financial Results One Florida Bank Transaction Overview Total consideration of $377.6 million cash for all outstanding common shares and options P / TBVPS= 200% P / 2026E Core EPS = 14.4x Franchise premium / core deposits = 11.8% Transaction Consideration & Valuation Rick Pullum, One Florida Bank President and CEO, to lead the Orlando, Jacksonville, and Florida Panhandle markets Retention agreements in place for other key employees Obtained required regulatory approvals and OFB Bancshares, Inc. shareholder approval August 1 expected closing Loans of $1.7 billion  Deposits of $1.8 billion Pre-tax operating earnings of $16.7 million for 1H26 Transaction Assumptions Cost Savings: 40%, or $15.8 million, phased in at 100% in 2027 One-time Merger Expenses: $30 million pre-tax Gross Credit Mark: 1.47%, or $24.6 million, resulting in a net credit mark of $11.1 million; no CECL double count Loan Rate Mark: 1.0% mark down on loans Core Deposit Intangible: 3.0% of non-time deposits Revenue synergies are expected, but not modeled TBV earnback of approximately four years; consistent with stock buyback EPS accretion in the high single digits CET-1 ratio at close of 11.4% and TCE of 8.6%

Second Quarter 2026 Highlights

- Net income totaled $127.0 million, or $1.55 per diluted share, compared to $47.4 million, or $0.57 per diluted share in 1Q26
  - There were no supplemental disclosure items in 2Q26; 1Q26 results include a pretax charge of ($98.6) million, or $0.95 per share, of a supplemental disclosure item related to a net loss on securities portfolio restructure
- Adjusted Pre-Provision Net Revenue (PPNR)* totaled $178.1 million, up $5.2 million, or 3% from the prior quarter
- Loans increased $588 million, or 10% LQA (Slide 9)
- Deposits increased $548 million, or 8% LQA (Slide 11)
- Criticized commercial loans decreased and nonaccrual loans were virtually flat (Slide 12)
- ACL coverage solid at 1.42% (Slide 13)
- NIM of 3.56%, up 1 bp from the prior quarter (Slide 15)
- CET1 ratio estimated at 13.18%, down 11 bps linked-quarter; TCE ratio at 9.78%, down 15 bps linked-quarter; total risk-based capital estimated at 14.97%, down 13 bps linked-quarter (Slide 19)
- Efficiency ratio* of 55.31%, compared to 55.43% in the prior quarter

($s in millions; except per share data)	2Q26	1Q26	2Q25
Net income	$127.0	$47.4	$113.5
Provision for credit losses	$13.8	$13.2	$14.9
Supplemental disclosure items	---	$98.6	$5.9
Earnings per share – diluted (EPS)	$1.55	$0.57	$1.32
Adjusted EPS*	$1.55	$1.52	$1.37
Return on Assets (%) (ROA)	1.42	0.54	1.32
Adjusted ROA (%)*	1.42	1.43	1.37
Return on Tangible Common Equity (%) (ROTCE)	14.84	5.54	13.71
Adjusted ROTCE (%)*	14.84	14.64	14.27
Net Interest Margin (TE) (%)	3.56	3.55	3.49
Net Charge-offs (%)	0.16	0.19	0.31
CET1 Ratio (%)**	13.18	13.29	13.97
Tangible Common Equity (%)	9.78	9.93	9.84
Adjusted Pre-Provision Net Revenue (TE)*	$178.1	$172.9	$167.9
Efficiency Ratio (%)*	55.31	55.43	54.91

*Non-GAAP measure: See appendix for non-GAAP reconciliation
**Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings

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Loan Growth Driven By Seasonally Strong Production Bar Chart Loans totaled $24.6 billion, up $588 million, or 10% LQA Growth driven primarily by an increase in C&I lending, Healthcare and Commercial Real Estate across multiple products 2Q26 originations of $1.5 billion and seasonally higher net credit line activity of $0.4 billion were partially offset by prepayments of $0.8 billion and scheduled payments / maturities of $0.5 billion Line utilization of 41.1%, compared to 40.7% in the prior quarter For 2026, we expect year-over-year mid-single digit EOP loan growth, excluding OFB

Loan Portfolio Composition Diversified and De-Risked Total Loans Outstanding % of Total Loans Commitment ($s in millions) Commercial non-RE (C&I) $7,677 31.2% $ 13,797 CRE – owner 2,793 11.4% 2,945 ICRE 4,030 16.4% 4,181 C&D 1,164 4.7% 2,464 Healthcare (1) 1,995 8.1% 2,379 Equipment Finance 1,486 6.1% 1,486 Energy 178 0.7% 281 Total Commercial $19,323 78.6% $27,533 Mortgage 3,909 15.9% 3,909 Consumer 1,348 5.5% 3,320 Total Loans $24,580 100.0% $34,762         For Information Purposes Only (included in categories above)       Retail (C&I and CRE) $2,183 8.9% $2,526 Hospitality (C&I and CRE) $1,386 5.6% $1,591 Office – ICRE $727 3.0% $746 Office – owner $911 3.7% $955 Multifamily – ICRE $1,257 5.1% $1,271 Multifamily – C&D $447 1.8% $1,125 Loan portfolio diverse across a number of segments and industries Conservative underwriting in both type and structure Underwriting efforts focused on resilient industries and on full-service client relationships Business banking and consumer loans provide depository relationships and favorable yields SNC Loans totaled $2.4 billion at 6/30/26, 9.6% of total loans, up from $2.1 billion, or 8.8% of loans, at 3/31/26 For additional details on ICRE loans, refer to slide 24 in the appendix As of June 30, 2026 (1) $667 million of healthcare loans outstanding are C&I, $514 million are CRE-Owner, $572 million are ICRE, and $242 million are C&D

Strong Deposit Growth Linked Quarter Total deposits of $29.6 billion, up $548 million, or 8% LQA Noninterest-bearing DDA, virtually flat linked-quarter DDA as a % of total deposits was 35% in 2Q26, compared to 36% in 1Q26 Increase of $786 million in interest-bearing transaction and savings due to competitive products and pricing Decrease in interest-bearing public funds of $57 million driven by seasonal outflows Retail time deposits decreased $173 million driven by maturities and repricing For additional details on deposit composition refer to slide 27 EOP Deposits Mix ($) EOP Deposits Mix (%) $ in millions % of Total Deposits

Continued Resilient Asset Quality Criticized commercial loans totaled $492 million, or 2.55% of total commercial loans, at June 30, 2026, down $30 million from $522 million, or 2.79% of total commercial loans, in the prior quarter Nonaccrual loans totaled $114 million, or 0.46% of total loans, at June 30, 2026, compared to $113 million, or 0.47% of total loans, in the prior quarter Expect criticized and nonaccrual levels to compare well to peers Not experiencing broad signs of weakness among any industry, collateral type, or geography Total Loans $23,462 $23,597 $23,958 $23,992 $24,580 Total Commercial Loans 18,057 18,234 18,601 18,714 19,323 Criticized Commercial Loans 569 549 535 522 492 Nonaccrual Loans 95 114 107 113 114 3.15% 0.40% $ in millions 3.01% 0.48% 2.88% 0.45% 2.55% 0.46% 2.79% 0.47%

Maintained Solid Reserves Provision for the second quarter of 2026 of $13.8 million, reflects $9.4 million of net charge-offs and a reserve build of $4.4 million Quarter-end reserve coverage solid at 1.42% Weighting applied to Moody’s June 2026 economic scenarios was 50% Baseline and 50% slower growth (S2), compared to a 40% Baseline and 60% S2 weighting in the first quarter of 2026 Current-quarter forecasts better reflect the potential downside impacts of international conflict, and we determined that a return to the 50% Baseline / 50% S2 weighting was appropriate. Net Charge-offs Reserve Build / (Release) Total Provision  ($s in millions) 2Q26 1Q26 2Q26 1Q26 2Q26 1Q26 Commercial $6.6 $7.4 $4.0 $4.6 $10.6 $12.0 Mortgage 0.1 0.2 0.7 (1.3) 0.8 (1.1) Consumer 2.7 3.5 (0.3) (1.2) 2.4 2.3 Total $9.4 $11.1 $4.4 $2.1 $13.8 $13.2 Portfolio ($ in millions) 6/30/2026 3/31/2026 Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Commercial $247 1.28% $246 1.31% Mortgage 42 1.08% 41 1.05% Consumer 24 1.73% 24 1.79% Allowance for Loan and Lease Losses (ALLL) $313 1.27% $311 1.30% Reserve for Unfunded Lending Commitments 35 — 33 — Allowance for Credit Losses (ACL) $348 1.42% $344 1.43%

Portfolio Restructuring Drives Yield Increase Securities portfolio* totaled $8.3 billion at 6/30/2026, down $109 million linked-quarter 77% AFS, 23% HTM at 6/30/2026 $359 million in notional FV hedges are designated on $388 million in bonds, or 6% of AFS securities; these FV hedges provide flexibility to reposition and/or reprice the hedged assets in a changing rate environment Yield 3.35%, up 12 bps primarily due to full quarter impact of portfolio restructure activity in January and partial reinvestments of monthly principal cash flow Premium amortization totaled $4.6 million, down $0.9 million linked-quarter Effective duration 4.1 at 6/30/2026, unchanged from prior quarter Net unrealized losses on securities portfolio impacted by Treasury yields: Bar chart,pie chart Net Unrealized Loss $ in millions 6/30/2026 3/31/2026 AFS ($335) ($311) HTM ($130) ($125) Total ($465) ($436) * Excluding unrealized losses and FV hedges adjustment

2Q26 NIM 3.56%, up 1 bp from 1Q26 NIM 3.55% for the month of June 2026 NII (TE) of $295.2 million, up $7.7 million, or 3%, compared to $287.6 million in the prior quarter Increase in NII primarily driven by a higher investment portfolio yield following the recent securities portfolio restructuring and lower cost of deposits, partially offset by an unfavorable borrowing mix Expect flat to modest NIM expansion in 2H26 Assumes a flat rate environment for 2H26 NIM Up Linked-Quarter Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18 Line chart Yield / Cost Quarter Month NIM

Key IRR Metrics

Loans

- Loans totaled $24.6 billion at June 30, 2026
  - 40% fixed, 60% variable (includes hybrid ARMs)
    - 75% of variable loans tied to SOFR
    - 22% of variable loans tied to Wall Street Journal Prime
    - 3% of variable loans tied to other indices
- Approximately 4% ($600 million) of the variable rate loan portfolio will strike their index floors at or above a Fed Funds equivalent rate of 2% with a cumulative amount of 26% ($3.5 billion) hitting floor strikes at or above Fed Funds level of 1%

Swaps/Hedges (See slide 31 for more information)

- $1.8 billion of spot and forward-starting receive fixed/pay 1-month SOFR swaps designated as cash flow hedges on the balance sheet; extends loan duration
- $359 million of pay fixed/receive Fed Effective swaps designated as fair value hedges on $388 million of securities; provides OCI protection and flexibility to reposition and/or reprice the hedged assets in a changing rate environment
- During 2Q26, two additional cash flow hedges were executed

Deposits

- Deposits totaled $29.6 billion at June 30, 2026
- 79% of deposits are MMDA (excludes PF), savings, or DDA

Cycle-to-date Rate Betas

	Historical Cycles			Current Cycle
	Rates up (4Q15-2Q19)	Rates Down (2Q19-4Q20)	Rates Up (1Q22-2Q24)	Rates Down (2Q24-2Q26)
Total Deposit Betas	29%	31%	37%	32%
IB Deposit Betas	44%	45%	58%	53%
Loan Betas	48%	38%	49%	36%

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Fee Income Growth Noninterest income totaled $108.4 million, up $100.9 million linked-quarter; 2Q26 noninterest income up $2.3 million, or 2%, compared to 1Q26 adjusted* noninterest income There were no supplemental disclosure items in 2Q26; 1Q26 included a $98.6 million net loss from bond portfolio restructuring in other noninterest income (supplemental disclosure item) Increase in investment and annuity income and insurance due to seasonally higher activity Increase in trust fees due to annual collection of tax preparation fees Decrease in other noninterest income related to lower syndication fees and SBIC income Noninterest Income Mix 2Q26 $s in millions Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income Pie chart *Non-GAAP measure: See appendix for non-GAAP reconciliation

Expense Growth Related to Merit Increases and New Hires Noninterest expense totaled $225.4 million, up $4.7 million, or 2% linked-quarter, from 1Q26 noninterest expense of $220.7 million Personnel expenses increased $3.0 million, or 2% linked-quarter, due to annual merit increases and impact of new hires   Hired 15 net new bankers in 2Q26; 42 net new bankers hired 1H26 A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement) Noninterest Expense Mix 2Q26 $s in millions

Capital Deployed Through Organic Growth and Buybacks CET1 ratio estimated at 13.18%, down 11 bps linked-quarter Leverage (Tier 1) ratio estimated at 10.87%, down 2 bps linked-quarter TCE ratio 9.78%, down 15 bps linked-quarter Total risk-based capital ratio estimated at 14.97%, down 13 bps linked-quarter 712,966 shares of company common stock repurchased during 2Q26 at an average price of $68.28 per share; 2 million shares remaining under existing 5% (approximately 4.1 million shares) buyback authority through December 31, 2026 Tangible Common Equity Ratio Leverage Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio June 30, 2026* 9.78% 10.87% 13.18% 14.97% March 31, 2026 9.93% 10.89% 13.29% 15.10% December 31, 2025 10.06% 11.17% 13.65% 15.45% September 30, 2025 10.01% 11.46% 14.09% 15.92% June 30, 2025 9.84% 11.35% 13.97% 15.82% CET1 Ratio 13.18% *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings TCE Ratio 9.78%

2026 Forward Guidance

	2Q26 Actual	FY 2026 Outlook	
		Excluding OFB	Including OFB (assumes August 1 close and excludes one-time acquisition costs)
Loans (EOP), compared to 2025 EOP levels	$24.6B	Up mid single digits	Up low double digits
Deposits (EOP), compared to 2025 EOP levels	$29.6B	Up mid single digits[3]	Up low double digits
Net Interest Income (te)[2], compared to FY25	$295.2MM	Up between 5.5% - 6.5%[3]	Up between 8% - 9%
Net Interest Margin (te)[2]	3.56%	Flat to modest NIM expansion 2H26	Flat to modest NIM expansion 2H26
Net charge-offs	0.16%	0.15% - 0.25%	0.15% - 0.25%
Adjusted Noninterest Income[1], compared to FY25	$108.4MM	Up between 6% - 7%[3]	Up between 6% - 7%
Adjusted Noninterest Expense[1], compared to FY25	$225.4MM	Up between 5.5% - 6.5%[3]	Up between 7.5% - 8.5%
Adjusted Pre-Provision, Net Revenue (PPNR)[1], compared to FY25	$178.1MM	Up between 5.5% - 6.5%[3]	Up between 7% - 8%
Effective Tax Rate	21.7%	Approximately 21.0% - 21.5%[3]	Approximately 21.0% - 21.5%
Efficiency Ratio[1]	55.31%	Expect to maintain efficiency ratio below 55%	Expect to maintain efficiency ratio below 55%

Corporate Strategic Objectives (CSOs) Long-term operating objectives reviewed/updated annually (assumes fed funds at approximately 3.25% for 2028)	3 Year Objective (4Q28)	2Q26 Actual
ROA	≥ 1.50%	1.42%
TCE	9.00 - 9.50%	9.78%
ROTCE	≥ 15%	14.84%
Efficiency Ratio[1]	≤ 55%	55.31%

(1) Refer to appendix for non-GAAP reconciliations
(2) Guidance based on flat rate environment 2H26
(3) Changed from prior quarter

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Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Change YTD 2026 YTD 2025 Change 2Q26 1Q26 2Q25 LQ Prior Year Y-o-Y           EOP Balance Sheet 24,580.2 23,991.8 23,461.7 588.4 1,118.5 Loans 24,580.2 23,461.7 1,118.5 7,891.4 8,028.0 7,868.0 (136.6) 23.4 Securities 7,891.4 7,868.0 23.4 33,039.5 32,306.7 31,965.1 732.8 1,074.4 Earning assets 33,039.5 31,965.1 1,074.4 36,346.0 35,542.1 35,212.7 803.9 1,133.3 Total assets 36,346.0 35,212.7 1,133.3                   29,629.8 29,082.1 29,046.6 547.7 583.2 Deposits 29,629.8 29,046.6 583.2 1,571.0 1,360.5 1,044.9 210.5 526.1 Short-term borrowings 1,571.0 1,044.9 526.1 31,901.9 31,122.5 30,847.3 779.4 1,054.6 Total liabilities 31,901.9 30,847.3 1,054.6 4,444.1 4,419.6 4,365.4 24.5 78.7 Stockholders' equity 4,444.1 4,365.4 78.7                       Avg Balance Sheet       24,339.9 23,966.0 23,249.2 373.9 1,090.7 Loans 24,154.0 23,159.4 994.6 8,285.6 8,265.7 8,271.8 19.9 13.8 Securities (1) 8,275.7 8,256.7 19.0 33,205.8 32,698.8 32,081.1 507.0 1,124.7 Average earning assets 32,953.7 32,052.7 901.0 35,881.5 35,420.1 34,527.3 461.4 1,354.2 Total assets 35,652.1 34,441.9 1,210.2                   28,780.9 28,834.7 28,649.9 (53.8) 131.0 Deposits 28,807.7 28,700.9 106.8 1,982.1 1,428.2 853.7 553.9 1,128.4 Short-term borrowings 1,706.6 745.3 961.3 31,460.7 30,958.3 30,243.0 502.4 1,217.7 Total liabilities 31,210.9 30,208.1 1,002.8 4,420.8 4,461.8 4,284.3 (41.0) 136.5 Stockholders' equity 4,441.2 4,233.8 207.4             5.60% 5.62% 5.86% -2 bps -26 bps Loan yield 5.61% 5.85% -24 bps 3.35% 3.23% 2.86% 12 bps 49 bps Securities yield 3.29% 2.82% 47 bps 2.20% 2.25% 2.58% -5 bps -38 bps Cost of IB deposits 2.23% 2.60% -37 bps 82.96% 82.50% 80.77% 46 bps 219 bps Loan/Deposit ratio - EOP 82.96% 80.77% 219 bps Summary Balance Sheet ($ in millions) (1) Average securities excludes unrealized gain/(loss) Summary Balance Sheet ($ in millions) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net Average securities excludes unrealized gain /(loss)       Change       4Q20 3Q20 4Q19 LQ PY Line Item YTD 2020 YTD 2019 Y-o-Y           EOP Balance Sheet       $21,789.9 $22,240.2 $21,212.8 ($450.3) $577.1 Loans (1) $21,789.9 $21,212.8 $577.1 7,356.5 7,056.3 6,243.3 300.2 1,113.2 Securities 7,356.5 6,243.3 1,113.2 30,616.3 30,179.1 27,622.2 437.2 2,994.1 Earning Assets 30,616.3 27,622.2 2,994.1 33,638.6 33,193.3 30,600.8 445.3 3,037.8 Total assets 33,638.6 30,600.8 3,037.8                   $27,698.0 $27,030.7 $23,803.6 $667.3 $3,894.4 Deposits $27,698.0 $23,803.6 $3,894.4 1,667.5 1,906.9 2,714.9 (239.4) (1,047.4) Short-term borrowings 1,667.5 2,714.9 (1,047.4) 30,199.6 29,817.7 27,133.1 381.9 3,066.5 Total Liabilities 30,199.6 27,133.1 3,066.5 3,439.0 3,375.6 3,467.7 63.4 (28.7) Stockholders' Equity 3,439.0 3,467.7 (28.7)                             Avg Balance Sheet       $22,065.7 $22,407.8 $21,037.9 ($342.1) $1,027.8 Loans $22,166.5 $20,380.0 $1,786.5 6,921.1 6,389.2 6,201.6 531.9 719.5 Securities (2) 6,398.7 5,864.2 534.5 29,875.5 29,412.3 27,441.5 463.2 2,434.0 Average earning assets 29,235.3 26,476.9 2,758.4 33,067.5 32,685.4 30,343.3 382.1 2,724.2 Total assets 32,391.0 29,125.4 3,265.6                   $27,040.4 $26,763.8 $23,848.4 $276.6 $3,192.0 Deposits $26,212.3 $23,299.3 $2,913.0 1,779.5 1,733.3 2,393.4 46.2 (613.9) Short-term borrowings 1,978.2 1,942.1 36.1 29,660.8 29,333.8 26,869.6 327.0 2,791.2 Total Liabilities 28,957.9 25,822.8 3,135.1 3,406.6 3,351.6 3,473.7 55.0 (67.1) Stockholders' Equity 3,433.1 3,302.7 130.4 3.99% 3.95% 4.69% 4 bps -70 bps Loan Yield 4.13% 4.81% -68 bps 2.23% 2.31% 2.56% -8 bps -33 bps Securities Yield 2.38% 2.62% -24 bps 0.31% 0.39% 1.11% -8 bps -80 bps Cost of IB Deposits 0.57% 1.25% -68 bps 79% 82% 89% -361 bps -1045 bps Loan/Deposit Ratio (Period End) 79% 89% -1045 bps CHANCOCK WHITNEY 26

Balance Sheet Summary 2Q25 3Q25 4Q25 1Q26 2Q26 Average Loans ($MM) 23,249 23,426 23,716 23,966 24,340 Average Total Securities* ($MM) 8,272 8,384 8,484 8,266 8,286 Average Deposits ($MM) 28,650 28,492 28,817 28,835 28,781 Loan Yield (TE) 5.86% 5.87% 5.75% 5.62% 5.60% Cost of Deposits 1.65% 1.64% 1.57% 1.47% 1.43% Tangible Common Equity Ratio 9.84% 10.01% 10.06% 9.93% 9.78% * Average securities excludes unrealized gain/(loss)

ICRE Segmentation Detail and Key Metrics

- ICRE loan portfolio is diversified by asset class, industry and geographic region
- ICRE 19% of total loans and includes a variety of collateral types
- Office-ICRE exposure low at only 3.0% of total loans
  - Office buildings tend to be more mid-rise
  - Approximately 36% of office-ICRE exposure has medical-related tenants
  - Approximately 89% of office exposure is located within our 5-state footprint (AL, FL, LA, MS, TX)
  - 89% of office-ICRE portfolio (by loan count) has exposure of $5 million or less
  - 90% of office-ICRE exposure has some level of guarantor support (corporate, personal, or both)
- Multifamily – ICRE and C&D exposure diverse
  - No rent stabilized properties
  - Approximately 71% of multifamily exposure is located within our 5-state footprint (AL, FL, LA, MS, TX)
  - 99% of multifamily (ICRE and C&D) exposure has some level of guarantor support (corporate, personal, or both)

Total Loans ($s in millions)	Outstanding	% of Total Loans	Commitment
Multifamily	$1,257	5.1%	$1,271
Retail	807	3.3%	830
Office	727	2.9%	746
Industrial	654	2.7%	744
Healthcare related properties	464	1.9%	496
Hospitality[(1)]	428	1.7%	428
Other	191	0.8%	196
Other land loans	59	0.2%	60
1-4 family residential construction	16	0.1%	16
Total ICRE Loans[(2)]	$4,603	18.7%	$4,787

As of June 30, 2026

(1) Includes hotel, motel and restaurants

(2) Includes ICRE and $572 million healthcare loans outstanding; healthcare loans outstanding primarily included in healthcare related properties, office, and other collateral categories

ICRE Exposure (%) by State
6/30/2026



LA 30%
FL 23%
TX 17%
AL 3%
MS 6%
Multiple States (Footprint) 4%
Other 17%

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EOP Loan Repricing and Maturity ($s in millions) Repricing/Maturity Term (1) Rate Structure 3 months or less 4-12 months 1-3 Years 3-5 Years 5-15 Years Over 15 Years Total Loans (EOP) Variable Rate Fixed Rate Commercial Non-RE $6,295 $375 $849 $1,433 $965 $44 $9,961   $6,407 $3,554 CRE-Owner 1,151 123 298 608 1,159 15 3,354 1,136 2,218 CRE- income producing 3,320 117 365 555 243 3 4,603 3,292 1,311 Construction and land development 1,097 29 63 93 82 41 1,405 1,087 318 Total Commercial $11,863 $644 $1,575 $2,689 $2,449 $103 $19,323 $11,922 $7,401 Residential mortgages 51 146 127 316 1,316 1,953 3,909 1,612 2,297 Consumer 1,201 48 36 44 15 4 1,348 1,207 141 Total Loans $13,115 $838 $1,738 $3,049 $3,780 $2,060 $24,580 $14,741 $9,839                   % of Total 54% 3% 7% 13% 15% 8% 100% 60% 40% Weighted Average Rate 6.22% 5.21% 5.78% 5.64% 4.49% 4.73% 5.70% 5.94% 5.32% (1) Based on maturity date for fixed rate loans 87% of variable rate loans reprice in three months or less $1.0 billion of variable rate mortgages, or 7% of total variable rate loans, reprice in 5 to 15 years

Total Loan Rates and Yield Trends $ in millions Total Loan Rate(1) - Fixed 5.04% 5.17% 5.24% 5.28% 5.28% 5.32% Total Loan Rate(1) - Variable 6.60% 6.58% 6.52% 6.15% 6.00% 5.94% (1) Loan rates represent weighted average coupon rate at end of period (2) Total loan yield includes impact of cash flow hedges (3) New Loan rates represent weighted average coupon rate in the month of origination or first funded balance

Maintaining a Seasoned, Stable, Diversified Deposit Base DDA as a % of total deposits remains strong at 35% at June 30, 2026 Uninsured deposits (adjusted for collateralized public funds) were 41.8% at June 30, 2026, compared to 39.2% at March 31, 2026 The Insured Cash Sweep (ICS) product is available to clients as a way to secure deposits above FDIC limits; balances at June 30, 2026 were $263 million, down from $327 million at March 31, 2026 Repurchase (Repo) agreements are another way for clients to secure deposits; balances at June 30, 2026 were $621 million, compared to $660 million at March 31, 2026 Consumer clients comprise 42% of total deposits (47% including wealth), while commercial clients comprise 42% There were no brokered time deposits at June 30, 2026 or March 31, 2026

Currently have approximately $20.5 billion in internal and external sources of liquidity if needed Approximately $18.5 billion in remaining net liquidity available at June 30, 2026 There were no brokered time deposits at June 30, 2026 or March 31, 2026 At June 30, 2026 $ in millions Total Sources Amount Used Net Availability Internal Sources       Free Securities $4,567 $ — $4,467 External Sources FHLB* 6,826 1,993 4,833 FRB-DW 3,407 — 3,407 Brokered Deposits 4,445 — 4,445 Overnight Fed Funds LOCs 1,209 — 1,209 Total Available Sources of Funding $20,454 $1,993 $18,461 Strong Liquidity Position; Multiple Sources of Funding Available At June 30, 2026 $ in millions Cash and O/N $ 1,087 Cash and O/N as a % of Assets 3.0% Cash and O/N + Net Availability $ 19,548 Uninsured Deposits excl. PF Deposits $ 12,373 Cash and O/N + Net Availability to Adj. Uninsured deposits 157.99% * Amount used includes letters of credit (off balance-sheet)

Summary Income Statement ($ in millions, except for per share data)

			Change					Change
2Q26	1Q26	2Q25	LQ	Prior Year		YTD 2026	YTD 2025	Y-o-Y
295.2	287.6	279.5	7.6	15.7	Net interest income (TE)	582.8	552.2	30.6
13.8	13.2	14.9	0.6	(1.1)	Provision for credit losses	26.9	25.4	1.5
108.4	7.5	98.5	100.9	9.8	Noninterest income	115.8	193.3	(77.5)
225.4	220.7	216.0	4.7	9.4	Noninterest expense	446.2	421.0	25.2
162.2	58.7	144.6	103.5	17.6	Income before income tax	220.9	293.8	(72.9)
35.2	11.3	31.0	23.9	4.2	Income tax expense	46.5	60.7	(14.2)
127.0	47.4	113.5	79.6	13.5	Net income	174.4	233.0	(58.6)
178.1	172.9	167.9	5.2	10.2	Adjusted PPNR (TE)*	351.0	330.4	20.6
127.0	47.4	113.5	79.6	13.5	Net income	174.4	233.0	(58.6)
(0.3)	(0.2)	(0.5)	(0.1)	0.2	Net Income allocated to participating securities	(0.5)	(1.0)	0.5
126.6	47.2	113.0	79.4	13.6	Net Income available to common shareholders	173.9	232.0	(58.1)
81.5	82.3	85.9	(0.8)	(4.4)	Weighted average common shares - diluted (millions)	81.9	86.2	(4.3)
1.55	0.57	1.32	0.98	0.23	EPS - diluted	2.12	2.69	(0.57)
3.56%	3.55%	3.49%	1 bps	7 bps	NIM (TE)	3.55%	3.46%	9 bps
1.42%	0.54%	1.32%	88 bps	10 bps	ROA	0.99%	1.36%	-37 bps
11.52%	4.31%	10.63%	721 bps	89 bps	ROE	7.92%	11.10%	-318 bps
55.31%	55.43%	54.91%	-12 bps	40 bps	Efficiency ratio*	55.37%	55.06%	31 bps

*Non-GAAP measure: see slides 32-34 for non-GAAP reconciliations

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Income Statement Summary (as Adjusted*) *Non-GAAP measure: see slides 32-34 for non-GAAP reconciliations   2Q25 3Q25 4Q25 1Q26 2Q26 Adjusted PPNR (TE)* ($000) 167,911 175,557 173,956 172,895 178,139 Net Interest Income (TE) ($000) 279,455 282,309 284,675 287,566 295,225 Net Interest Margin (TE) 3.49% 3.49% 3.48% 3.55% 3.56% Adjusted Noninterest Income* ($000) 98,524 106,001 107,131 106,077 108,350 Adjusted Noninterest Expense* ($000) 210,068 212,753 217,850 220,748 225,436 Efficiency Ratio* 54.91% 54.10% 54.93% 55.43% 55.31% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Current Hedge Positions Cash Flow (CF) Hedges Receive 276 bps versus paying 1-month SOFR on $1.8 billion Two additional hedges were executed while no terminations were made during the second quarter of 2026 Total termination value on remaining active CF hedges is approximately ($23) million as of 6/30/2026 Future maturities of existing CF hedges range from July 2026 through November 2030 Fair Value (FV) Hedges Pay an average fixed rate of 1.94% and receive variable rate at FF effective (resulting in these bonds being a variable rate of FF plus 41 bps) No FV hedges were terminated in 2Q26; however, one FV hedge became effective on 3/1/2026 and provided full quarter impact during 2Q26 The $359 million of FV hedges reduced the duration (market price risk) from approximately 5.0 years to 1.0 year on $388 million in hedged securities $265 million of the $359 million in FV hedges have become effective and contribute to the total portfolio yield; the remaining FV hedge will become effective in July 2026 Current termination value of FV hedges is approximately $27 million at 6/30/2026 When FV hedges are terminated, the value of each hedge is an adjustment to the book value of the underlying security, thereby changing its current book yield and extending its duration

PPNR (TE) and Adjusted PPNR (TE) Reconciliation   Three Months Ended Six Months Ended (in thousands) 2Q26 1Q26 4Q25 3Q25 2Q25 YTD 2026 YTD 2025 Net Income (GAAP) $126,961 $47,422 $125,572 $127,466 $113,531 $174,383 $233,035 Provision for credit losses 13,775 13,172 13,145 12,651 14,925 26,947 25,387 Income tax expense 35,190 11,305 32,734 32,869 31,048 46,495 60,719 Pre-provision net revenue 175,926 71,899 171,451 172,986 159,504 247,825 319,141 Taxable equivalent adjustment* 2,213 2,401 2,505 2,571 2,496 4,614 5,302 Pre-provision net revenue (TE)* 178,139 74,300 173,956 175,557 162,000 252,439 324,443 Adjustments from supplemental disclosure items               Loss on securities portfolio restructure — 98,595 — — — 98,595 — Sabal Trust Company acquisition expense — — — — 5,911 — 5,911 Adjusted pre-provision net revenue (TE)* $178,139 $172,895 $173,956 $175,557 $167,911 $351,034 $330,354 Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%. Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660CHANCOCK WHITNEY 31 *Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21% Adjusted Noninterest Income and Adjusted Noninterest Expense Three Months Ended Six Months Ended (in thousands) 2Q26 1Q26 4Q25 3Q25 2Q25 YTD 2026 YTD 2025 Noninterest income (GAAP) $108,350 $7,482 $107,131 $106,001 $98,524 $115,832 $193,315 Adjustments from supplemental disclosures items Loss on securities portfolio restructure — 98,595 — — — 98,595 — Adjusted noninterest income $108,350 $106,077 $107,131 $106,001 $98,524 $214,427 $193,315 Noninterest expense (GAAP) $225,436 $220,748 $217,850 $212,753 $215,979 $446,184 $421,038 Adjustments from supplemental disclosures items Sabal Trust Company acquisition expense — — — — (5,911) — (5,911) Adjusted noninterest expense $225,436 $220,748 $217,850 $212,753 $210,068 $446,184 $415,127

Adjusted Efficiency Ratio Reconciliation

	Three Months Ended					Six Months Ended	
(in thousands)	2Q26	1Q26	4Q25	3Q25	2Q25	YTD 2026	YTD 2025
Net interest income	$293,012	$285,165	$282,170	$279,738	$276,959	$578,177	$546,864
Noninterest income	108,350	7,482	107,131	106,001	98,524	115,832	193,315
Total GAAP revenue	401,362	292,647	389,301	385,739	375,483	694,009	740,179
Taxable equivalent adjustment	2,213	2,401	2,505	2,571	2,496	4,614	5,302
Total revenue (TE)*	$403,575	$295,048	$391,806	$388,310	$377,979	$698,623	$745,481
Adjustments from supplemental disclosure items							
Loss on securities portfolio restructure	—	98,595	—	—	—	98,595	—
Adjusted total revenue (TE)* for efficiency	$403,575	$393,643	$391,806	$388,310	$377,979	$797,218	$745,481
GAAP Noninterest expense	$225,436	$220,748	$217,850	$212,753	$215,979	$446,184	$421,038
Amortization of Intangibles	(2,222)	(2,548)	(2,622)	(2,694)	(2,524)	(4,770)	(4,637)
Adjustments from supplemental disclosure items							
Sabal Acquisition Expense	—	—	—	—	(5,911)	—	(5,911)
Adjusted noninterest expense less amortization of intangibles	$223,214	$218,200	$215,228	$210,059	$207,544	$441,414	$410,490
Efficiency Ratio**	55.31%	55.43%	54.93%	54.10%	54.91%	55.37%	55.06%

*Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21%

** The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above

33

Adjusted Earnings Per Share – Diluted Reconciliation

	Three Months Ended		
(in thousands)	2Q26	1Q26	2Q25
Net Income (GAAP)	$126,961	$47,422	$113,531
Net income allocated to participating securities	(330)	(159)	(486)
Net income available to common shareholders	$126,631	$47,263	$113,045
Supplemental disclosure item, net of income tax*	--	77,890	4,670
Supplemental disclosure item allocated to participating securities	--	(260)	(20)
Adjusted net income allocated to participating securities	$126,631	$124,893	$117,695
Weighted average common shares – diluted	81,485	82,261	85,943
Earnings per share – diluted	$1.55	$0.57	$1.32
Adjusted earnings per share – diluted	$1.55	$1.52	$1.37

Adjusted Net Income, ROA, and ROTCE Reconciliation

	Three Months Ended		
(in thousands)	2Q26	1Q26	2Q25
Average total assets	$35,881,537	$35,420,096	$34,527,276
Average common stockholders' equity	$4,420,837	$4,461,827	$4,284,279
Average goodwill and other intangible assets	(988,701)	(991,166)	(961,675)
Average tangible common equity	$3,432,136	$3,470,661	$3,322,604
Net income (GAAP)	$126,961	$47,422	$113,531
Supplemental disclosure item, net of income tax*	--	77,890	4,670
Adjusted Net Income	$126,961	$125,312	$118,201
ROA	1.42%	0.54%	1.32%
Adjusted ROA	1.42%	1.43%	1.37%
ROTCE	14.84%	5.54%	13.71%
Adjusted ROTCE	14.84%	14.64%	14.27%

*Supplemental disclosure item, net of income tax impact calculated using federal tax rate of 21%

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Second Quarter 2026 Earnings Conference Call 7/21/2026 HANCOCK WHITNEY